UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 9, 2011
Qlik Technologies Inc.
(Exact name of Registrant as specified in its charter)

Delaware	001-34803	20-1643718

(State or other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

150 N. Radnor Chester Road Suite E220 Radnor, Pennsylvania	19087

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (888) 828-9768
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On March 14, 2011, Qlik Technologies Inc. (the “Company”) issued a press release announcing the promotion of Leslie Bonney to Chief Operating Officer of the Company. Mr. Bonney had previously held the position of Executive Vice President of Global Field Operations. The full text of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.
     As a result of this promotion, Mr. Bonney’s 2011 salary has been increased to $375,000.00. This increase will be effective as of March 9, 2011, the date on which the promotion was approved by the Company’s board of directors. The compensation committee of the Company’s board of directors will continue to evaluate the compensation of the Company’s executive officers and may make further changes as it deems appropriate.

Item 9.01.	Financial Statements and Exhibits.
(d)	Exhibits

Exhibit No.	Description
99.1	Press Release of Qlik Technologies Inc. dated March 14, 2011.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QLIK TECHNOLOGIES INC.
By:	/s/ WILLIAM G. SORENSON
	Name:	William G. Sorenson
	Title:	Chief Financial Officer, Secretary and Treasurer

Dated: March 15, 2011